Exhibit 99.2

                     KIMBERLY-CLARK WOUND CARE PRODUCT LINE
                       (ACQUIRED BY DERMA SCIENCES, INC.)

                              FINANCIAL STATEMENTS
                     September 30, 2003 and 2002 (Unaudited)
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FINANCIAL STATEMENTS

     Statements of Assets Acquired and Liabilities Assumed

     Historical Statement of Revenues and Cost of Revenues

     Notes to Financial Statements





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                     KIMBERLY-CLARK WOUND CARE PRODUCT LINE
                       (ACQUIRED BY DERMA SCIENCES, INC.)

              STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
                         September 30, 2003 (Unaudited)
                                 (In Thousands)
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Assets Acquired:

      Machinery and equipment                                   $    2,267
      Accumulated depreciation                                        (807)
                                                                -----------

           Machinery and equipment, net                              1,460

Liabilities Assumed                                                    -
                                                                -----------

      Net Assets Acquired                                       $    1,460
                                                                ===========



        The accompanying notes are an integral part of these statements.


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                     KIMBERLY-CLARK WOUND CARE PRODUCT LINE
                       (ACQUIRED BY DERMA SCIENCES, INC.)

                              HISTORICAL SUMMARY OF REVENUES AND COST OF
                       REVENUES For the Nine Months Ended September 30, 2003 and 2002 (Unaudited)
                                 (In Thousands)
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                                                     2003           2002
                                                     ----           ----

Gross revenues                                  $    1,782      $    2,517
Discounts and allowances                              (199)            (38)
                                                -----------     -----------

      Net revenues                                   1,583           2,479

Cost of revenues                                    (2,485)         (2,433)
                                                -----------     -----------

      Gross Profit                                    (902)             46
                                                ===========     ===========



        The accompanying notes are an integral part of these statements.


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                     KIMBERLY-CLARK WOUND CARE PRODUCT LINE
                       (ACQUIRED BY DERMA SCIENCES, INC.)

                          NOTES TO FINANCIAL STATEMENTS
                     September 30, 2003 and 2002 (Unaudited)
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1.       DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

         Effective January 9, 2004, Derma Sciences, Inc. ("Derma Sciences") acquired certain assets (primarily machinery and equipment) of Kimberly-Clark Corporation's Wound Care Product Line ("WCPL"), pursuant to a Purchase Agreement (the "Purchase Agreement") dated January 9, 2004. As part of the Purchase Agreement, Kimberly-Clark Corporation ("Kimberly-Clark") will operate WCPL for the benefit of Derma Sciences until March 2004, at which time Derma Sciences will assume operations. In accordance with the Purchase Agreement, Derma Sciences will purchase selected inventory from WCPL in April 2004.

         The accompanying financial statements have been prepared from the books and records of Kimberly-Clark for the purpose of presenting the net assets acquired by Derma Sciences pursuant to the Purchase Agreement, and historical revenues and cost of revenues of the operations of WCPL for the 9 months ended September 30, 2003 and 2002. WCPL was not operated as a separate business or division of Kimberly-Clark, but rather was an integrated part of Kimberly-Clark's consolidated Business to Business reporting segment. The historical statement of revenue and cost of revenues do not include charges from Kimberly-Clark for corporate selling, management, information systems, corporate accounting, treasury functions, legal, marketing, general, administrative, interest and income tax expense as Kimberly-Clark considered such items to be corporate expenses and did not allocate them to individual business units. Additionally, the WCPL was an insignificant business within Kimberly-Clark (0.02% of total sales, 0.08% of the Business to Business segment). Due to these issues, these expenses are not included in these statements as it is not practical to determine what such expenses would have been.

         The historical statement of revenues and cost of revenues includes the revenue and cost of revenues that directly relate to the WCPL. Cost of revenues include salaries and wages, fringe benefits, direct materials and supplies, depreciation, amortization and other expenses directly associated with the WCPL manufacturing activities. Certain revenues and expenses reflected in the historical statement of revenues and cost of revenues include allocations, which were based on WCPL's percentage of gross revenues to Kimberly-Clark's total gross revenues. These allocations consist of discounts and allowances. Management of Kimberly-Clark believes the foregoing allocations are reasonable; however, the allocations are not necessarily indicative of the amounts which would have been incurred on a stand-alone basis.

         A statement of cash flows is not presented as the WCPL did not maintain a separate cash balance. All operating activities were funded by Kimberly-Clark. Additionally, a


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statement of stockholders' equity is not presented as the Purchase Agreement only involved the purchase of assets.

         Because the WCPL was not operated as a separate business or division of Kimberly-Clark, the accompanying financial statements are not intended to be a complete presentation of the historical financial position, results of operations and cash flows of the WCPL. Additionally, the historical operating results of the WCPL may not be indicative of its results in the future if the WCPL operated on a stand-alone basis.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from these results. Changes in these estimates are recorded when known.

Machinery and Equipment

         Machinery and equipment are stated at cost and depreciated on the straight-line method. Machinery and equipment are depreciated over their estimated useful lives ranging from 6 to 17 years.

         Estimated useful lives are periodically reviewed and, when warranted, changes are made that generally result in an acceleration of depreciation. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that their cost may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows from the use of the asset and its eventual disposition are less than its carrying amount. There were no impairments during 2002 or 2001.


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         The cost of maintenance performed on manufacturing facilities, consisting of labor, materials and other incremental costs, is charged to manufacturing overhead as incurred. Additions or betterments to equipment that extend the useful life of the equipment are capitalized. Start-up costs for new or expanded facilities are expensed as incurred.

Revenue Recognition

         Revenue is recognized at the time of product shipment to unaffiliated customers, at which time risk of ownership is transferred, and when all of the following have occurred: a firm sales agreement is in place, pricing is fixed, and collection is reasonably assured. WCPL customers consist of medical supply companies and distributors and are located throughout the United States. Three major customers constituted approximately 42% of sales in 2003 and two major customers constituted approximately 35% of sales in 2002. Revenues are reported net of allowances for estimated returns, consumer and trade promotions and freight. Discounts and allowances are based on a combination of actual expenses and accrual estimates. Some discount and allowance programs are allocated across all Kimberly-Clark business lines. The following is a summary of major discount and allowances and the associated accounting:

Cash Discounts - Cash discounts offered to customers are allocated based on percent of gross sales. Since terms are the same across all product lines this closely approximates actual expenses.

Returns and Allowances - Returns and allowances are direct to the WCPL and there is no allocation involved.

Contract Rebates - Contract Rebates are accrued on a monthly basis based upon actual rebates processed over the prior three months as a percent of gross sales. This percentage is applied to the current month's gross sales to determine the current month rebate accrual. Over accruals and under accruals of the monthly amounts are expensed when it is determined that all outstanding rebates have been claimed.

Group Purchasing Organization Fees (Royalties) - Kimberly-Clark Health Care's products are sold to member hospitals of group purchasing organizations (GPO's). The GPO's have contracted pricing in effect with Kimberly-Clark and collect fees based on the amounts their members purchase. These fees are accrued and allocated among the various product groups.


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Distributor Programs - There are various discount and allowance programs available for distribution customers. These programs are accrued on a monthly basis and allocated across all Kimberly-Clark business lines.

Inventory

         In accordance with the Purchase Agreement, Derma Sciences will purchase selected inventory from WCPL in April 2004 and accordingly inventory has not been included in assets acquired. Raw material and work-in-process inventories were valued at the lower of cost using the Last-In, First-Out ("LIFO") method or market in 2003 and First-In, First-Out ("FIFO") method or market in 2002. Finished good inventories were valued at the lower of cost using the LIFO method or market during 2003 and 2002. As the WCPL was not operated as a separate business or division of Kimberly-Clark and due to its deminimus size (0.02% of Kimberly-Clark sales), it is not practical to determine the impact on cost of revenues if the FIFO method had been used on all inventories.

Advertising, Selling, and General and Administrative Costs

         Due to the deminimus size of the WCPL in relation to the overall Kimberly-Clark business (0.02% of Kimberly-Clark sales) there has been no advertising, selling, research and development or general and administrative costs allocated to the WCPL.


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